UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2018

KALVISTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36830	20-0915291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Cambridge Parkway

Suite 901E

Cambridge, Massachusetts

(Address of Principal Executive Offices) (Zip Code)

(857) 999-0075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On September 6, 2018, KalVista Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jeffries LLC, Stifel, Nicolaus & Company, Incorporated and Cantor Fitzgerald & Co., as the representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 4,000,000 shares of its common stock (the “Shares”) to the Underwriters (the “Offering”). Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day over-allotment option to purchase up to an additional 600,000 shares of its common stock. The Company estimates that net proceeds from the Offering will be approximately $63.7 million, after deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriters’ over-allotment option. The Company intends to use the net proceeds from this offering to fund late-stage development of KVD900, including beyond anticipated Phase 3 data and a potential larger Phase 2 trial and other activities to accelerate the timeline for a new drug application, and to support accelerated development of additional hereditary angioedema (HAE) and oral diabetic macular edema (DME) programs. The focus of the additional HAE program will be on a novel compound for prophylactic use. The remainder of the net proceeds, if any, will be used for general corporate purposes. The Company expects the Offering to close on September 10, 2018, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-217009) that was filed by the Company with the Securities and Exchange Commission (“SEC”) on March 29, 2017, amended on April 27, 2017 and declared effective on April 28, 2017.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 8.01.	Other Events.

On September 6, 2018, the Company issued a press release, announcing the pricing of the Offering. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement by and among KalVista Pharmaceuticals, Inc. and Jefferies LLC, Stifel, Nicolaus & Company, Incorporated and Cantor Fitzgerald & Co., as Representatives of the several underwriters, dated September 6, 2018

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press Release dated September 6, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALVISTA PHARMACEUTICALS, INC.

By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
Chief Financial Officer

Date: September 6, 2018